SUB-ITEM 77H

As of November 30, 2014, the following entity owned 25% or more of the voting securities of the MFS Absolute Return Fund:

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|ENTITY                    |PERCENTAGE|
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|MFS GROWTH ALLOCATION FUND|25.11%    |
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